UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 20, 2018

Longfin Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38192	81-5312393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17 State Street, Suite 4000, NEW YORK, NY	10004
(Address of Principal Executive Offices)	(Zip Code)

(646) 202-9550

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Exchange of Previously Issued Senior Convertible Notes

As previously disclosed in the Company’s current report on Form 8-K, filed on January 23, 2018, pursuant to a Securities Purchase Agreement (“SPA”) entered into with an institutional investor (the “Investor”), Longfin Corp. (the “Company” or “Longfin”) sold and issued to the Investor (i) Senior Convertible Notes in the aggregate principal amount of $52,700,000, consisting of a Series A Note in the principal amount of $10,095,941.18 (the “Series A Notes”), and (ii) a Series B Note in the principal amount of $ 42,604,058.82 (the “Series B Note”), and (2) warrants to purchase 751,894 shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), exercisable for a period of five years at an initial exercise price of $38.5493 per share (the “Investor Warrant”), for consideration consisting of (i) a cash payment of $5,000,000, and (ii) a secured promissory note payable by the Investor to the Company (the “Investor Note”) in the principal amount of $42,604,058 (collectively, the “Financing”). The Financing closed on February 13, 2018. On April 13, 2018, the Investor delivered an event of default redemption notice (the “Redemption Notice”) requiring the Company to redeem the Series A Note.

On August 20, 2018, the Company and the Investor entered into an Amendment and Exchange Agreement (the “Exchange Agreement”) pursuant to which the Company and the Investor exchanged (a) the Series A Note (including all obligations of the Company to pay the Investor any payments pursuant to the registration rights agreement entered into in connection with the Financing (the “Registration Rights Agreement”)) for (i) a new senior convertible note with an initial aggregate principal amount of $12.5 million (the “New Series A Note”) and (ii) a new senior convertible note with an initial aggregate principal amount of $1,000 (the “New Series A-1 Note”); (b) the Series B Note for a new senior secured convertible note with an initial aggregate principal amount of $5 million (the “New Series B Note” and collectively with the New Series A Note and New Series A-1 Note, the “New Notes”); (c) the Investor Note for a new promissory note issued by the Investor with an initial aggregate principal amount of $5 million (such amount, the “New Investor Note Principal, and such note, the “New Investor Note”); and (d) the Investor Warrant for a new warrant to purchase 751,896 shares of Common Stock (the “New Warrant” and, the transaction, collectively, the “Exchange”). Immediately prior to the Exchange, the Investor consummated an “Event of Default Netting” (as defined in the Series B Note) with respect to the Series B Note whereby an aggregate of $37,604,058.82 in aggregate principal amount of the Series B Note was netted against $37,604,058.82 in aggregate principal amount of the Investor Note, after which only $5 million in aggregate principal amount of each of the Series B Note and Investor Note remained. The Exchange was made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). In connection with the Exchange, the Investor withdrew the Redemption Notice.

The Exchange Agreement contains customary representations and warranties of the Investor and the Company regarding the Exchange, terminates the Registration Rights Agreement and amends the definition of certain defined terms contained in the SPA, specifically, the defined term “Excluded Securities” is amended to add the following to such definition: “up to Ten Million (10,000,000) shares of Common Stock (including shares of Common Stock issuable upon conversion of Convertible Securities) for capital raising purposes”. Additionally, the Exchange Agreement provides for the ability of any shareholder of the Company who executed a Lockup Agreement in connection with the Financing to transfer, assign, pledge or sell securities otherwise covered by such Lockup Agreement if the sole use of proceeds of such disposition results in the full repayment of the New Notes.

Except as otherwise contemplated by the Exchange Agreement, the terms of the SPA remain in full force and effect.

The New Notes

Maturity Date

Unless earlier converted or redeemed, the New Notes will mature on February 20, 2019.

Interest and Payment of Interest

The New Notes shall not bear interest unless and until an Event of Default has occurred, in which event the New Notes will bear interest at a rate of 15%. Interest on the New Notes is computed on the basis of a 360-day year and twelve 30-day months. Accrued and unpaid interest is payable by way of inclusion of such interest in the Conversion Amount or upon any redemption or any required payment upon any Bankruptcy Event of Default. Interest shall cease to accrue on the calendar day immediately following the date of cure.

Conversion of the New Notes

The Conversion Price shall be equal to the lower of (y) 80% of the lowest volume weighted average prices (“VWAP”) of the Common Stock during the twelve (12) consecutive trading days prior to the conversion date and (z) $3.67 (the “Fixed Conversion Price”), subject to adjustment, including full ratchet anti-dilution upon the issuance of any shares of Common Stock or securities convertible into shares of Common Stock below the then-existing Fixed Conversion Price. Anti-dilution adjustments to the conversion price of the New Notes shall be downward only. Customary exceptions apply including stock options issued to employees.

Beneficial Ownership Limitations on Conversion and Issuance

In addition to the conversion limitations described above, the New Notes may not be converted and shares of Common Stock may not be issued under the New Notes if, after giving effect to the conversion or issuance, the Investor together with its affiliates would beneficially own in excess of 9.99% of the outstanding shares of Common Stock. At the Investor’s option, the ownership limitation blocker may be raised or lowered to any other percentage not in excess of 9.99%, as applicable, except that any raise will only be effective upon 61-days’ prior notice to the Company.

Covenants

The Company made certain affirmative and negative covenants in the New Notes, related to, among other things, the incurrence or repayment of indebtedness, payment of cash dividends and the maintenance and preservation of its existence, material property and material intellectual property rights.

Events of Default

The New Notes contain standard and customary Events of Default including but not limited to: (i) failure to make payments when due under the New Notes; (ii) breaches of covenants and (iii) bankruptcy or insolvency.

Following an Event of Default, the Investor may require the Company to redeem all or any portion of the New Notes in an amount equal to the Event of Default Redemption Price (as defined below).

Additionally, if at any time after an Event of Default occurs under the New Series A Note and the Investor elects in a written notice to effect a Default Adjustment (as defined below) or a Bankruptcy Event of Default (as defined in the New Series A Notes) occurs, the aggregate principal amount of the New Series A-1 Note shall automatically increase to the difference of (x) the aggregate amount of the claim the Investor may have had under the original Series A Note, as determined by a court of competent jurisdiction, less $12.5 million (a “Default Adjustment”).

The Company must immediately redeem the New Notes in cash upon the occurrence of a Bankruptcy Event of Default.

The Event of Default Redemption Price will be computed as a price equal to the greater of (i) 130% of the principal, interest and late charges to be redeemed and (ii) the product of (X) the principal, interest and late charges to be redeemed divided by the Conversion Price multiplied by (Y) the product of (1) 130% multiplied by (2) the greatest closing sale price of the Common Stock on any trading day during the period commencing on the date preceding such Event of Default and ending on the date the Company makes the entire payment required to be made under the New Notes.

Fundamental Transactions

The New Notes will prohibit the Company from entering into specified transactions involving a change of control unless the successor entity, which must be a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market (as defined in the New Notes) and assumes in writing all of the Company’s obligations under the New Notes.

New Debt

With the exception of Permitted Indebtedness (as defined in the New Notes), the Company will agree that until the New Notes have been converted, redeemed or otherwise satisfied, it will not incur any other debt.

Investor Note

The New Investor Note is payable in full thirty years from the maturity date of the New Series B Note. The Investor’s obligation to pay the Company the New Investor Note Principal is secured by $5,000,000, in the aggregate, in cash, cash equivalents, any Group of Ten (“G10”) currency and any notes or other securities issued by any G10 country or securities issued by a special purpose acquisition company. The Company will receive the applicable portion of the New Investor Note Principal then due upon each voluntary or mandatory prepayment of the New Investor Note. The Investor may, at its option and at any time, voluntarily prepay the New Investor Note, in whole or in part. The New Investor Note is also subject to mandatory prepayment, in whole or in part, upon the occurrence of one or more of the following mandatory prepayment events:

(1) Mandatory Prepayment upon Conversion of New Series B Notes – At any time (i) if the Company receives a conversion notice from the Investor in which all, or any part of the New Series B Note to be converted included any Restricted Principal (as defined therein), and (ii) the Investor receives a confirmation from the Company’s transfer agent that it has been irrevocably instructed by the Company to deliver to the Investor the shares of Common Stock to be issued pursuant to the conversion notice.

(2) Mandatory Prepayment– on the first trading day of each calendar month immediately following such time as only $6.5 million remains outstanding under the New Series A Note, until such time as no principal remains outstanding under the New Investor Note, so long as no Equity Conditions Failure (as defined in the New Notes) exists and is continuing, the Investor shall pay to the Company the lesser of (x) the principal amount then outstanding under the New Investor Note and (y) $1,500,000.

The New Investor Note also contains certain optional offset rights of the Company and the Investor, which if exercised, would reduce the amount outstanding under the New Notes and the New Investor Note by the same amount and, accordingly, the cash proceeds received by the Company from the Investor.

New Investor Warrant

The New Investor Warrant is identical in all material respects to the Investor Warrant except that the Adjustment Date Reset provision contained therein was amended such that the calculation shall be based on the principal amount of the New Notes as of the date of the Exchange.

Amended and Restated Master Netting Agreement

The Company and the Investor entered into an amended and restated master netting agreement for the purpose of clarifying for each party its right to net obligations that may arise under the Exchange Agreement, the New Investor Note and the New Series B Note upon the occurrence of certain events, including as described above.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of New Senior [Secured] Convertible Notes to be issued by Longfin.
4.2	Form of New Investor Note to be issued by the Investor.
4.3	Form of New Warrant
10.1	Amendment and Exchange Agreement, dated August 20, 2018, by and between Longfin Corp. and the Investor.
10.2	Form of Amended and Restated Master Netting Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 21, 2018

LONGFIN CORP.

By:	/s/ Venkata S. Meenavalli
Name:	Venkata S. Meenavalli
Title:	Chief Executive Officer